CONSENT OF COUNSEL

The undersigned hereby consents to the use of our name and the statement with respect to us appearing under the heading "Experts" in the Registration Statement on Form S-3 of Trimeris, Inc.


PENNIE & EDMONDS LLP

New York, New York
April 29, 1999